                                                                       EXHIBIT A

                                    BYLAWS

                                      OF

                              HANDLEMAN COMPANY,

                            A Michigan Corporation

                          AS AMENDED JANUARY 12, 2001

                         BYLAWS OF HANDLEMAN COMPANY,

                            a Michigan Corporation

                               TABLE OF CONTENTS
                               -----------------

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                                                          PAGE
                                                          ----
ARTICLE I - OFFICES

     1.1   Registered Office                                1
     1.2   Other Offices                                    1

ARTICLE II - MEETINGS OF SHAREHOLDERS

     2.1   Time and Place                                   1
     2.2   Annual Meetings                                  1
     2.3   Special Meetings                                 1
     2.4   List of Shareholders                             1
     2.5   Notice of Meetings                               2
     2.6   Quorum; Adjournment                              2
     2.7   Voting                                           2
     2.8   Proxies                                          2
     2.9   Questions Concerning Elections                   2
     2.10  Waiver of Notice                                 2
     2.11  Telephonic Attendance                            3

ARTICLE III - DIRECTORS

     3.1   Governance                                       3
     3.2   Number, Election and Term                        3
     3.3   Nominations for Director                         3
     3.4   Vacancies                                        4
     3.5   Place of Meetings                                4
     3.6   Annual Meetings                                  4
     3.7   Regular Meetings                                 4
     3.8   Special Meetings                                 4
     3.9   Quorum                                           4
     3.10  Action by Written Consent                        5
     3.11  Committees                                       5
     3.12  Executive Committee                              5
     3.13  Audit Committee                                  6
     3.14  Compensation and Stock Option Committee          7
     3.15  Corporate Governance and Nominating Committee    7
     3.16  Committee Minutes                                7
     3.17  Compensation                                     7
     3.18  Resignation                                      7
     3.19  Waiver of Notice                                 7
     3.20  Chairman Emeritus of the Board                   7

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
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ARTICLE IV - NOTICES

     4.1     Delivery of Notices                                        8
     4.2     Waiver of Notice                                           8

ARTICLE V - OFFICERS

     5.1     Officers and Agents                                        8
     5.2     Other Officers                                             8
     5.3     Compensation                                               9
     5.4     Term                                                       9
     5.5     Chairman of the Board                                      9
     5.6     President                                                  9
     5.7     Executive Vice Presidents and Presidents, Senior Vice
              Presidents and Vice Presidents                            9
     5.8     Secretary                                                  9
     5.9     Treasurer                                                  9
     5.10    Assistant Vice Presidents, Secretaries
              and Treasurers                                           10
     5.11    Powers and Duties                                         10

ARTICLE VI - CERTIFICATES OF STOCK AND SHAREHOLDERS OF RECORD

     6.1     Certificates for Shares                                   10
     6.2     Signatures                                                10
     6.3     Lost or Destroyed Certificates                            10
     6.4     Transfer of Shares                                        11
     6.5     Record Date                                               11
     6.6     Registered Shareholders                                   11

ARTICLE VII - INDEMNIFICATION                                          12

ARTICLE VIII - GENERAL PROVISIONS

     8.1     Checks and Funds                                          12
     8.2     Fiscal Year                                               12
     8.3     Corporate Seal                                            12
     8.4     Books and Records                                         12
     8.5     Interpretation                                            12

ARTICLE IX - AMENDMENTS                                                13

                                    BYLAWS

                                      OF

                               HANDLEMAN COMPANY

                            a Michigan Corporation


                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

     1.1  Registered Office.  The registered office of the corporation shall be
          -----------------
located at 500 Kirts Boulevard, in the city of Troy, County of Oakland, and State of Michigan or such other place as may be designated as the registered office by the board of directors.

     1.2  Other Offices.  The corporation may also have offices or branches at
          -------------
such other places, both within and without the State of Michigan, as the board of directors may from time to time determine or as the business of corporation may require.


                                  ARTICLE II
                                  ----------

                           MEETINGS OF SHAREHOLDERS
                           ------------------------

     2.1  Time and Place.  All meetings of the shareholders shall be held at the
          --------------
          registered office of the corporation, or at such other place either within the State of Michigan as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

     2.2  Annual Meetings.  Annual meetings of shareholders shall be held on the
          ---------------
first Wednesday of every September of each fiscal year of the corporation if not a legal holiday in the state in which the meeting shall be held, and if a legal holiday, then on the next secular day following, at such time as determined by the board of directors, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At the annual meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting. If the annual meeting is not held on the date designated therefor, the board of directors shall cause the meeting to be held as soon thereafter as convenient.

     2.3  Special Meetings.  Special meetings of the shareholders, for any
          ----------------
purpose, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the chairman of the board or president, or a majority of the board of directors, or at the request in writing of the holders of not less than a majority of all the shares entitled to vote at a meeting.

     2.4  List of Shareholders.  The officer or agent who has charge of the
          --------------------
stock ledger or stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting, or any adjournment thereof. The list shall be arranged in alphabetical order with each class and series and show the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     2.5  Notice of Meeting.  Except as may be provided by statute, written
          -----------------
notice of an annual or special meeting of shareholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting.

     2.6  Quorum; Adjournment.  The holders of a majority of the stock issued
          -------------------
and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise expressly required by statute or by the Articles of Incorporation. All shareholders present in person or represented by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, a majority of the shareholders entitled to vote thereat shall nevertheless have power to adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum shall be present or represented, any business may be transacted at the meeting as originally notified. If the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     2.7  Voting.  When an action other than the election of directors is to be
          ------
taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote at such meeting, unless a greater plurality is required by express requirement of the statutes or of the Articles of Incorporation. Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

     2.8  Proxies.  Each shareholder shall at every meeting of the shareholders
          -------
be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder except as otherwise expressly required in the Articles of Incorporation. A vote may be cast either orally or in writing. Each proxy shall be in writing and signed by the shareholder or the shareholder's authorized agent or representative. A proxy is not valid after the expiration of three (3) years after its date unless otherwise provided in the proxy. All questions regarding the qualification of voters, the validity or proxies and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

     2.9  Questions Concerning Elections.  The board of directors may, in
          ------------------------------
advance of the meeting, or the presiding officer may, at the meeting, appoint one or more inspectors to act at a shareholders' meeting. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and shall do such acts as are proper to conduct the election or vote with fairness to all shareholders.

     2.10 Waiver of Notice.  Attendance of a person at a meeting of shareholders
          ----------------
in person or by proxy constitutes a waiver of notice of the meeting except where the shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

     2.11 Telephonic Attendance.  Shareholders and proxy holders may participate
          ---------------------
in any meeting of shareholders by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other and all participants are advised of the communications equipment and names of the participants in the conference. Participation in a meeting pursuant to this Section 2.11 shall be considered attendance in person at such meeting.


                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

     3.1  Governance.  The business and affairs of the corporation shall be
          ----------
managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     3.2  Number, Election and Term.  The number of directors which shall
          -------------------------
constitute the whole board of directors shall be not less than three (3). The number of directors shall be determined from time to time by resolution of the board of directors. The directors shall be elected at the annual meeting of shareholders for a term of three (3) years except as provided in Article IX of the Articles of Incorporation and in Section 3.4 of these Bylaws and each director shall hold office until his or her successor is elected and qualified.

     3.3  Nominations for Director.  Except as otherwise set forth in these
          ------------------------
Bylaws, only persons who are nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.3. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred eighty (180) days before the meeting of shareholders or scheduled date for the annual meeting of shareholders determined in accordance with these Bylaws. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (1) the name, age, business, address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the corporation which are beneficially owned by such person and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including each such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (1) the name and address, as they appear on the corporation's books, of such shareholder and (2) the class and number of shares of the corporation which are beneficially owned by such shareholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and the defective nominations shall be disregarded.

     3.4  Vacancies.  During the intervals between annual meetings of
          ---------
shareholders, any vacancy occurring in the board of directors caused by resignation, removal, death or other incapacity and any newly created directorships resulting from an increase in the number of directors shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which vacancy occurred. Each director chosen to fill a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen. When the number of directors is changed, any newly created directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

     3.5  Place of Meetings.  The board of directors may hold meetings, both
          -----------------
regular and special, either within or without the State of Michigan. Unless otherwise restricted by the Articles of Incorporation, members of the board of directors, or any committee designated by the board, may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in the meeting pursuant to this section shall constitute presence in person at such meeting.

     3.6  Annual Meetings.  The first meeting of each newly elected board of
          ---------------
directors shall be held promptly following the annual meeting of shareholders. No notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

     3.7  Regular Meetings.  Regular meetings of the board of directors or board
          ----------------
committees may be held upon twenty-four (24) hour notice either personally, by telephone, telegram or telecopy, or as otherwise provided in Section 4.1 hereof, at such time and at such place as shall from time to time be determined by the board of directors or committee or by the chairman of the board or president. Any notice given of a regular meeting need not specify the business to be transacted or the purpose of the meeting.

     3.8  Special Meetings.  Special meetings of the board of directors or board
          ----------------
committees may be called by the chairman of the board of directors or board committees may be called by the chairman of the board or president on two (2) days' notice to each director or committee member, as the case may be, by mail or twenty-four (24) hours' notice either personally, by telephone, telegram or telecopy; or as otherwise provided in Section 4.1 hereof, special meetings shall be called by the chairman of the board or president in like manner and on like notice on the written request of two (2) directors. The notice need not specify the business to be transacted or the purpose of the special meeting. The notice shall specify the place of the special meeting.

     3.9  Quorum.  At all meetings of the board or a committee thereof, a
          ------
majority of the directors then in office or members of such committee, but not less than two (2) (if there are at least two (2) members of the board or such committee) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the board of directors or the committee, unless the vote of a large number is specifically required by statute, by the Articles of Incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of the board of directors or a committee, the members present thereat may adjourn the meeting from time to time and to another place without notice other than announcement at the meeting, until a quorum shall be present.

     3.10 Action by Written Consent.  Unless otherwise provided by the Articles
          -------------------------
of Incorporation, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if, before or after the action, all members of the board or committee consent thereto in writing. The written consents shall be filed with the minutes of proceedings of the board or committee. Such consents shall have the same effect as a vote of the board or committee for all purposes.

     3.11 Committees.  The board of directors may, by resolution, designate one
          ----------
(1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation; provided, however, such a committee shall not have the power or authority to:

          (a)  Amend the Articles of Incorporation.

          (b)  Adopt an agreement of merger or consolidation.

          (c) Recommend to shareholders the sale, lease or exchange of all, or substantially all, of the corporation's property and assets.

          (d) Recommend to shareholders a dissolution of the corporation or a revocation of a dissolution.

          (e)  Amend the Bylaws of the corporation.

          (f)  Fill vacancies in the board.

          (g) Unless the resolution designating the committee or a later board of directors resolution expressly so provides, declare a distribution or dividend or authorize the issuance of stock.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A committee, and each member thereof, shall serve at the pleasure of the board.

     3.12 Executive Committee.  The board of directors shall have an Executive
          -------------------
Committee. Between meetings of the board of directors, the Executive Committee shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation, except as provided in Section 3.11 above. The Executive Committee's exercise of its powers and authority shall be consistent with any directions as to the conduct of the corporation's affairs which the board of directors may provide. The Executive Committee shall report its actions to the board of directors at the board meeting following the Executive Committee meeting at which the action is taken.

     3.13 Audit Committee. The board of directors shall have an Audit Committee.
          ---------------
          The Audit Committee's duties shall be:

          (a) Recommending to the board of directors the retaining or discharging of the independent auditor.

          (b) Reviewing the arrangements and scope of the audit and non-audit engagements and the compensation of the independent auditor.

          (c) Reviewing with the independent auditor and the corporation's chief financial officer the adequacy of the corporation's internal accounting controls.

          (d) Reviewing with the independent auditor and management the results of the audit and financial statement presentation.

          (e) Meeting at least twice a year with the corporation's financial and accounting staff to review internal accounting and auditing procedures.

          (f) Directing investigations by the independent auditor and/or the internal audit staff into any matter related to the corporation's business or affairs.

          (g) Recommending to the board the policies which the board should adopt and actions the board should take to prevent any payments constituting an unlawful and improper use of the corporation's funds.

          (h) Inquiring concerning deviations from the corporation's code of business conduct and periodically reviewing that code.

          (i) Reviewing annually the public release of the financial information for the year ended.

          (j)  Reviewing the scope and results of pension audit.

          (k) Meeting with the corporation's chief internal auditor at any time deemed appropriate by the Audit Committee.

          (l) Performing any other functions assigned to the Audit Committee by the board of directors.

     3.14 Compensation and Stock Option Committee.  The board of directors shall
          ---------------------------------------
have a Compensation and Stock Option Committee. The duties of the Compensation and Stock Option Committee shall be:

          (a) Recommending to the board of directors compensation arrangements for senior management and directors.

          (b) Recommending to the board of directors compensation plans in which officers or directors are eligible to participate.

          (c)  Granting options under the corporation's stock option plans.

          (d)  Such other functions as are assigned by the board of directors.

     3.15 Corporate Governance and Nominating Committee.  The board of directors
          ---------------------------------------------
shall have a Nominating Committee. The Nominating Committee shall (a) recommend to the shareholders nominees for election as directors; (b) consider nominees for directors recommended by the shareholders; and (c) establish procedures to be followed by shareholders in submitting such recommendations. Unless a specific Nominating Committee is appointed, the board of directors shall serve as the Nominating Committee.

     3.16 Committee Minutes.  Each committee shall keep regular minutes of its
          -----------------
meetings and report the same to the board of directors when required.

     3.17 Compensation.  The board by affirmative vote of a majority of
          ------------
directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors, officers or members of a committee. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     3.18 Resignation.  A director may resign by written notice to the
          -----------
corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation.

     3.19 Waiver of Notice.  Attendance of a director at a meeting constitutes a
          ----------------
waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     3.20 Chairman Emeritus of the Board.  The board of directors may elect from
          ------------------------------
the membership of the board of directors, as an honorary position, a chairman emeritus of the board. The chairman emeritus of the board shall not be an officer or employee of the corporation.

                                  ARTICLE IV
                                  ----------

                                    NOTICES
                                    -------

     4.1  Delivery of Notices.  All written notices to shareholders, directors
          -------------------
and board committee members shall be given personally or by mail (registered, certified or other first class mail, with postage pre-paid), addressed to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address. Written notices to directors or board committee members may also be delivered at his or her office on the corporation's premises, if any, or by overnight carrier, telegram, telex, telecopy, radiogram, cablegram, facsimile, computer transmission or similar form of communication, addressed to the address referred to in the preceding sentence. Notices given pursuant to this Section 4.1 shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service. Notices given by overnight carrier shall be deemed "dispatched" at 9:00 a.m. on the day the overnight carrier is reasonably requested to deliver the notice. The corporation shall have no duty to change the written address of any director, board committee member or shareholder unless the secretary receives written notice of such address change.

     4.2  Waiver of Notice.  Action may be taken without a required notice and
          ----------------
without lapse of a prescribed period of time, if at any time before or after the action is completed, the person entitled to notice or to participate in the action to be taken or, in the case of a shareholder, his or her attorney-in-fact, submits a signed waiver of the requirements, or if such requirements are waived in such other manner permitted by applicable law. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the written waiver of notice. Attendance at any shareholders' meeting (in person or by proxy) will result in both of the following:

          (a) Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

          (b) Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.


                                   ARTICLE V
                                   ---------

                                   OFFICERS
                                   --------

     5.1  Officers and Agents.  The officers of the corporation shall be chosen
          -------------------
by the board of directors at its first meeting after each annual meeting of shareholders and shall be a chairman of the board, a president, a secretary and a treasurer. The board of directors may also create and fill the offices of one or more executive vice presidents, senior vice presidents, vice presidents, assistant vice presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person.

     5.2  Other Officers.  The board of directors may from time to time elect or
          --------------
appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     5.3  Compensation.  The salaries of all officers of the corporation shall
          ------------
be fixed by the board of directors.

     5.4  Term.  The officers of the corporation shall hold office at the
          ----
pleasure of the board of directors. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors with or without cause. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation.

     5.5  Chairman of the Board.  Unless otherwise provided by resolution of the
          ----------------------
board of directors, the chairman of the board shall be the chief executive officer of the corporation and shall have general and active management of the business and affairs of the corporation and see that all orders and resolutions of the board of directors are carried into effect. The chairman of the board shall also have the general power and duties of supervision, control and management usually vested in the office of the chief executive officer of a corporation. The chairman of the board shall preside at all the meetings of the board of directors and shareholders. The chairman of the board may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.

     5.6  President.  Unless otherwise provided by resolution of the board of
          ----------
directors, the president shall be the chief operating officer of the corporation. The president shall have the general power and duties of supervision, control and management usually vested in the office of the president of a corporation. In the absence or non-election of a chairman of the board, the president shall preside at all meetings of the board of directors and shareholders. The president may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.

     5.7  Executive Vice Presidents and Presidents, Senior Vice Presidents and
          --------------------------------------------------------------------
Vice Presidents.  The executive vice presidents and presidents, senior vice
---------------
presidents and vice presidents shall perform such duties and have such powers as the chairman of the board, president or board of directors may from time to time prescribe. The board of directors may designate one or more executive or senior vice presidents or may otherwise specify the order of seniority of the vice presidents.

     5.8  Secretary.  The secretary shall attend all meetings of the board of
          ---------
directors and all meetings of the shareholders and record the proceedings. The secretary shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the chairman of the board, the president or the board of directors. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the chairman of the board, the president or the board of directors, cause it to be affixed to any instrument requiring it.

     5.9  Treasurer.  The treasurer shall have custody of the corporate funds
          ---------
and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the chairman of the board, the president or the board of directors, taking proper vouchers for such disbursements, and shall render to the chairman of the board, the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation. The treasurer may, when authorized by the chairman of the board, the president or the board of directors, affix or cause to be affixed the seal of the corporation to documents so requiring the seal.

     5.10 Assistant Vice Presidents, Secretaries and Treasurers.  The assistant
          -----------------------------------------------------
vice president, assistant secretary and assistant treasurer, if any, shall act under the direction of the chairman of the board, the president and the officer they assist. In the order of their seniority the assistant secretaries shall, in the absence or disability of the secretary, perform the duties and exercise the authority of the secretary. In the order of their seniority the assistant treasurers shall, in the absence or disability of the treasurer, perform the duties and exercise the authority of the treasurer.

     5.11 Powers and Duties.  To the extent the powers and duties of the several
          -----------------
officers are not provided from time to time by these Bylaws or resolution or other directive of the board of directors or by the chairman of the board or the president (with respect to other officers), the officers shall have all powers and shall discharge the duties customarily and usually held and performed by like officers of the corporations similar in organization and business purposes to this corporation.


                                  ARTICLE VI
                                  ----------

                             CERTIFICATES OF STOCK
                          AND SHAREHOLDERS OF RECORD
                          --------------------------

     6.1  Certificates for Shares.  The shares of stock of the corporation shall
          -----------------------
be represented by certificates signed by, or in the name of the corporation by the president or a vice president, and by the treasurer, assistant treasurer, secretary or assistant secretary of the corporation. Each holder of stock in the corporation shall be entitled to have such a certificate certifying the number of shares owned by such holder in the corporation.

     6.2  Signatures.  Any of or all the signatures on the certificate may be a
          ----------
facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue. The seal of the corporation or a facsimile thereof may, but need not, be affixed to the certificates of stock.

     6.3  Lost or Destroyed Certificates.  The board of directors may direct a
          ------------------------------
new certificate for shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or such owner's legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     6.4  Transfer of Shares.  Shares of the corporation are transferable only
          ------------------
on the corporation's stock transfer books upon surrender to the corporation or its transfer agent of a certificate for the shares, duly endorsed for transfer, and the presentation of such evidence of ownership and validity of the transfer as the corporation requires.

     6.5  Record Date.  In order that the corporation may determine the
          -----------
shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to, or to dissent from, a proposal without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or for the purpose of any other action, the board of directors may fix, in advance, a date as a record date, which shall not be more than sixty (60) days prior to any other action.

     If no record date is fixed:

          (a) The record date for determining the shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the day on which notice is given, or, if no notice is given, at the close of business on the day next preceding the day on which the meeting is held;

          (b) if prior action by the board of directors is not required with respect to the corporate action to be taken without a meeting, the record date for determining shareholders entitled to express consent to, or dissent from, a proposal without a meeting, shall be the first date on which a signed written consent is properly delivered to the corporation; and

          (c) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Only shareholders of record on the record date shall be entitled to notice of, or to participate in, the action relating to the record date, notwithstanding any transfer of shares on the corporation's books after the record date. This
Section 6.5 shall not affect the rights of a shareholder and the shareholder's transferor or transferee as between themselves.

     6.6  Registered Shareholders.  The corporation shall be entitled to
          -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Michigan.

                                  ARTICLE VII
                                  -----------

                                INDEMNIFICATION
                                ---------------

     The corporation shall, to the fullest extent authorized or permitted by the Michigan Business Corporation Act, (a) indemnify any person, and his or her heirs, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, partner, trustee, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation (including a subsidiary corporation), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, or by reason of anything done by such person in such capacity (collectively, "Covered Matters"); and (b) pay or reimburse the reasonable expenses incurred by such person and his or her heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter. The corporation may provide such other indemnification to directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board of Directors.


                                 ARTICLE VIII
                                 ------------

                              GENERAL PROVISIONS
                              ------------------

     8.1  Checks and Funds.  All checks, drafts or demands for money and notes
          ----------------
of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may from time to time designate.

     8.2  Fiscal Year.  The fiscal year of the corporation shall end on the last
          -----------
Saturday of April of each year or such other date as shall be fixed from time to time by resolution of the board of directors.

     8.3  Corporate Seal.  The board of directors may adopt a corporate seal for
          --------------
the corporation. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Michigan." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     8.4  Books and Records.  The corporation shall keep within or without the
          -----------------
State of Michigan books and records of account and minutes of the proceedings of its shareholders, board of directors and committees, if any. The corporation shall keep at its registered office or at the office of its transfer agent within or without the State of Michigan records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record thereof. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

     8.5  Interpretation.  These Bylaws shall govern the internal affairs of the
          --------------
corporation to the extent they are consistent with law and the Articles of Incorporation. Nothing contained in the

Bylaws shall, however, prevent the imposition by contract of greater voting, notice or other requirements than those set forth in these Bylaws.


                                  ARTICLE IX
                                  ----------

                                  AMENDMENTS
                                  ----------

     The Bylaws may be amended or repealed, or new Bylaws may be adopted, by action of either the shareholders (subject to the provisions and limitations of Article XI of the Articles of Incorporation) or the board of directors. The shareholders may from time to time specify particular provisions of the Bylaws which shall not be altered or repealed by the board of directors.